Exhibit 99.1

News Release

Media Contact: Steven Tolle Chief Strategy Officer 312.946.2503 Steven.Tolle@merge.com

MERGE REPORTS THIRD QUARTER FINANCIAL RESULTS
Company delivers GAAP net income and doubles prior year adjusted EBITDA
Also reports sequential growth in quarterly revenue and adjusted EBITDA

Chicago, IL (October 29, 2014) – Merge Healthcare Incorporated (NASDAQ: MRGE), a leading provider of innovative enterprise imaging, interoperability and clinical systems that seek to advance healthcare, today announced its financial and business results for the third quarter of 2014.

“Merge had a strong third quarter of 2014, with positive financial results across the board. Revenue and adjusted EBITDA continued to grow from a combination of new customer wins in our healthcare and clinical trials segments and continued operational improvements.” said Justin Dearborn, CEO of Merge Healthcare. “We are confident in our strategic direction and our solutions, which are uniquely positioned, to meet current industry trends. We look forward to continuing this momentum into RSNA and our historically strong fourth quarter.”

Financial Summary:
•	Adjusted EBITDA increased in the third quarter of 2014 to $13.9 million, representing 26% of pro forma revenue, compared to adjusted EBITDA of $7.2 million and 13% of pro forma revenue in the third quarter of 2013;
•	Adjusted net income grew to $5.3 million (or $0.05 per share) in the quarter compared to $1.7 million (or $0.02 per share) in the third quarter of last year;
•	GAAP net income in the third quarter of 2014 was $1.7 million, or $0.02 per share, compared to a loss in the third quarter of 2013 of $4.1 million, or a loss of $0.04 per share;
•	Sales were $54.0 million ($54.2 million on a pro forma basis) in the quarter compared to $57.2 million ($57.7 million on a pro forma basis) in the third quarter of last year;
•	Non GAAP cash generated from business operations was $17.4 million in the third quarter of 2014 compared to $15.1 million in the prior year, which compares to GAAP net cash provided by operating activities in the quarter on the statement of cash flows of $15.5 million and $10.5 million, respectively; and
•	Our cash balance grew by $10.7 million, or 45%, in the quarter to $34.5 million as of September 30, 2014.

Business Highlights:
•	Won the largest iConnect contract of the year with a multi-site hospital system for iConnect® Enterprise Archive and iConnect® Access.

•	Continued to gain market share in the cardiology software category with #1 KLAS rated Cardiology solutions, achieving 15% year-over-year sales growth for Merge Hemo™.
•	Delivered significant new customer contracts for the following products: 14 for iConnect Access, 6 for iConnect Network, and 3 for iConnect® Cloud Archive.
•	Grew Merge eClinicalOS™ live study count to greater than 350.
•	Increased the number of distinct users, which have connected to a study in eClinicalOS from 6,380 to 7,936 representing a 24% increase over the second quarter of 2014 and 255% growth over the third quarter of 2013.

Quarter Results:
Results compared to the same quarter in the prior year on a GAAP basis are as follows (in millions, except per share data):

	Q3 2014	Q3 2013
Net sales	$54.0	$57.2
Operating income (loss)	7.2	(0.5)
Net income (loss)	1.7	(4.1)
Net income (loss) per diluted share	$0.02	$(0.04)
Cash balance at period end	$34.5	$20.3

Pro forma results and other non-GAAP measures compared to the same quarter in the prior year are as follows (in millions, except percentages and per share data):

	Q3 2014	Q3 2013
Pro forma results
Net sales	$54.2	$57.7
Adjusted net income	5.3	1.7
Adjusted EBITDA	13.9	7.2
Adjusted net income per diluted share	$0.05	$0.02

Non-GAAP and other measures
Subscription, maintenance & EDI revenue as % of net sales	64%	64%
Subscription and non-recurring backlog at period end	$76.0	$76.7
Cash from business operations*	$17.4	$15.1
Days sales outstanding	89	104

*See table at the back of this earnings release for reconciliation.

A reconciliation of GAAP net income (loss) to adjusted net income and adjusted EBITDA is included after the financial information below. See “Explanation of Non-GAAP Financial Measures” for definitions of each of these non-GAAP measures and the reason the Company’s management believes that the adjustments made to arrive at the non-GAAP financial measures provide useful information to investors regarding the Company.

Pro Forma Operating Group Results:
Results (in millions) for our operating groups are as follows:

	Three Months Ended September 30, 2014
	Healthcare	DNA	Corporate/ Other	Total
Net sales:
Software and other	$12.2	$6.4		$18.6
Service	6.6	2.6		9.2
Maintenance	26.0	0.4		26.4
Total net sales	44.8	9.4		54.2
Gross Margin	25.7	5.2		30.9
Gross Margin %	57.4%	55.3%		57.0%
Expenses	16.9	4.6		21.5
Segment income	$8.8	$0.6		$9.4
Operating Margin %	20%	6%		17%
Net corporate/other expenses (1)			$6.6	6.6
Income before income taxes				2.8
Adj. EBITDA reconciling adjustments	3.6	2.6	4.9	11.1
Adjusted EBITDA	$12.4	$3.2	$(1.7)	$13.9
Adjusted EBITDA %	27.7%	34.0%		25.6%

(1)	Net corporate/other expenses include public company costs, corporate administration costs, acquisition-related expenses and net interest expense.

	Net Sales in the Three Months Ended September 30, 2014					Backlog as of September 30, 2014
	Healthcare		DNA			Healthcare		DNA
Revenue Source	$	%	$	%	Total	$	%	$	%	Total
Maintenance & EDI (1)	$26.0	58.0%	$0.4	4.3%	48.7%
Subscription	1.7	3.8%	6.7	71.2%	15.5%	$11.8	33.0%	$40.2	100.0%	68.4%
Non-recurring	17.1	38.2%	2.3	24.5%	35.8%	24.0	67.0%	-	0.0%	31.6%
Total	$44.8	100.0%	$9.4	100.0%	100.0%	$35.8	100.0%	$40.2	100.0%	100.0%
	82.7%		17.3%			47.1%		52.9%

(1)	Due to the variability in timing and length of maintenance renewals, we do not believe backlog for this revenue component is a meaningful disclosure.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles or GAAP. This press release includes certain non-GAAP financial measures to supplement this GAAP information. Non-GAAP measures are not an alternative to GAAP and may be different from and directly comparable with non-GAAP measures used by other companies. A quantitative reconciliation of GAAP net income available to common shareholders to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to it and investors regarding financial and business trends related to results of operations, because certain charges, costs and expenses reflect events that are not essential to recurring business operations. In addition, management believes these non-GAAP measures provide investors useful information regarding the underlying performance of the post-acquisition business operations when compared to the pre-acquisition results of Merge and any significant acquired company. Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that are provided and discussed herein. Further, management believes that these non-GAAP measures improve its and investors’ ability to compare Merge’s financial performance with other companies in the technology industry. Management also uses financial statements that exclude these charges, costs and expenses for its internal budgets. While GAAP results are more complete, these supplemental metrics are offered since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend for the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Additional information regarding the non-GAAP financial measures presented herein is as follows:

•	Pro forma revenue consists of GAAP revenue as reported, adjusted to add back the acquisition related sales adjustments (for all significant acquisitions) recorded for GAAP purposes.
•	Subscription revenue and the related backlog are comprised of software, hardware and professional services (including installation, training, etc.) contracted with and payable by the customer over a number of years. Generally, these contracts will include a minimum volume / dollar commitment. As such, the revenue from these transactions is recognized ratably over an extended period of time. These types of arrangements will include monthly payments (including leases), long-term clinical trials, renewable annual software agreements (with very high renew rate), to specify a few contract methods. Backlog is subject to change based on a number of factors, including but not limited to, revenue recognized in the period compared to bookings, customer cancellations and a change in contracting model whereby customers sign pay-for-use contracts with no minimums as opposed to guaranteed minimums over the life of the contract, to name a few reasons. Further, we have recently introduced a no minimum, pay-per-transaction structure for certain products with subscription revenue accounting. As such, we expect subscription revenue backlog to decrease over time.
•	Non-recurring revenue and related backlog represents revenue that we anticipate recognizing in future periods from signed customer contracts as of the end of the period presented. Non-recurring revenue is comprised of perpetual software license sales and includes licenses, hardware and professional services (including installation, training and consultative engineering services). Backlog is subject to change based on a number of factors, including but not limited to, revenue recognized in the period compared to bookings and customer cancellations, to name a few reasons.

•	Adjusted net income consists of GAAP net income available to common stockholders, adjusted to exclude (a) acquisition-related costs, (b) debt extinguishment costs, (c) restructuring and other costs, (d) share-based compensation expense, (e) acquisition-related amortization (f) acquisition-related sales adjustments and (g) acquisition-related cost of sales adjustments.
•	Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) remaining depreciation and amortization, (b) net interest expense and (c) income tax expense (benefit).
•	Cash from business operations reconciles the cash generated from such operations to the change in GAAP cash balance for the period by reflecting payments of liabilities associated with debt issuance and retirement activities, acquisitions, payments of acquisition related fees, interest payments and other payments and receipts of cash not generated by the business operations. Capitalized software development costs are included in cash from business operations. Cash generated from business operations and used to pay restructuring initiatives, acquisition related costs and interest approximates net cash provided by operating activities in the condensed consolidated statement of cash flows.

Management has excluded certain items from non-GAAP adjusted net income because it believes (i) the amount of certain expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) the adjustment facilitates comparisons of pre-acquisition results to post-acquisition results. In addition, certain adjustments are described in more detail below:

•	Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with significant acquisitions. Management excludes acquisition-related amortization expense from non-GAAP adjusted net income because it believes such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets.
•	Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees and is excluded from non-GAAP net income because management believes such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants to new employees resulting from acquisitions.
•	Acquisition-related sales and costs of sales adjustments reflect the fair value adjustment to deferred revenues acquired in connection with significant acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services-related software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the date the acquisition of a significant company was completed. Management adds back this deferred revenue adjustment, net of related costs, for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of operations and facilitates comparisons of pre-acquisition to post-acquisition results.

Participants may preregister for this teleconference at http://emsp.intellor.com?p=416119&do=register&t=8. Upon registration, a confirmation page will display dial-in numbers and a unique PIN, and the participant will also receive an email confirmation with this information.

A replay via the Internet or phone will be available after the call at http://www.merge.com/Company/Investors/Conference-Call-Info.aspx.

About Merge
Merge is a leading provider of innovative enterprise imaging, interoperability and clinical systems that seek to advance healthcare. Merge’s enterprise and cloud-based technologies for image intensive specialties provide access to any image, anywhere, any time. Merge also provides clinical trials software with end-to-end study support in a single platform and other intelligent health data and analytics solutions. With solutions that have been used by providers for more than 25 years, Merge is helping to reduce costs, improve efficiencies and enhance the quality of healthcare worldwide. For more information, visit merge.com and follow us @MergeHealthcare.

Cautionary Notice Regarding Forward-Looking Statements
The matters discussed in this press release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. The potential risks and uncertainties include those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the SEC and are available on our investor relations website at merge.com and on the SEC website at www.sec.gov. Except as expressly required by the federal securities laws, Merge undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2014	2013
Current assets:
Cash (including restricted cash)	$34,537	$19,729
Accounts receivable, net	52,314	61,895
Inventory	5,232	5,851
Prepaid expenses	3,643	4,803
Deferred income taxes	2,074	1,915
Other current assets	10,898	12,506
Total current assets	108,698	106,699

Property and equipment, net	4,438	4,739
Purchased and developed software, net	15,316	15,906
Other intangible assets, net	19,628	26,200
Goodwill	214,374	214,374
Deferred income taxes	5,641	6,979
Other assets	2,647	7,184
Total assets	$370,742	$382,081

Current liabilities:
Accounts payable	$18,117	$22,072
Current maturities of long-term debt	11,750	2,490
Accrued wages	9,346	5,559
Restructuring accrual	-	1,301
Other current liabilities	6,183	8,205
Deferred revenue	52,852	55,183
Total current liabilities	98,248	94,810

Long-term debt, less current maturities, net of unamortized discount	216,440	233,942
Deferred income taxes	4,485	4,065
Deferred revenue	370	378
Income taxes payable	1,074	1,399
Other liabilities	1,905	2,227
Total liabilities	322,522	336,821
Total Merge shareholders' equity	47,739	44,813
Noncontrolling interest	481	447
Total shareholders' equity	48,220	45,260
Total liabilities and shareholders' equity	$370,742	$382,081

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales
Software and other	$18,539	$19,357	$51,643	$60,807
Professional services	9,074	10,447	29,734	34,122
Maintenance and EDI	26,369	27,441	77,322	83,143
Total net sales	53,982	57,245	158,699	178,072
Cost of sales
Software and other	7,064	11,702	22,250	33,107
Professional services	6,539	6,248	18,903	19,175
Maintenance and EDI	7,174	6,875	20,968	22,328
Depreciation and amortization	2,495	1,804	5,767	5,425
Total cost of sales	23,272	26,629	67,888	80,035
Gross margin	30,710	30,616	90,811	98,037
Operating costs and expenses:
Sales and marketing	7,709	8,526	23,856	28,982
Product research and development	6,548	8,017	21,463	24,988
General and administrative	6,282	9,654	20,046	25,567
Acquisition-related expenses	1	173	27	600
Restructuring and other expenses	-	2,054	-	3,856
Depreciation and amortization	2,944	2,652	7,989	7,899
Total operating costs and expenses	23,484	31,076	73,381	91,892
Operating income (loss)	7,226	(460)	17,430	6,145
Loss on debt extinguishment	-	-	(4,821)	(23,822)
Other expense, net	(4,602)	(4,119)	(12,955)	(17,792)
Income (loss) before income taxes	2,624	(4,579)	(346)	(35,469)
Income tax expense (benefit)	886	(478)	1,542	3,249
Net income (loss)	1,738	(4,101)	(1,888)	(38,718)
Less: noncontrolling interest's share	10	4	34	(28)
Net income (loss) available to common shareholders	$1,728	$(4,105)	$(1,922)	$(38,690)

Net income (loss) per share - basic	$0.02	$(0.04)	$(0.02)	$(0.41)
Weighted average number of common shares outstanding - basic	95,831,369	93,707,856	95,231,110	93,502,456

Net income (loss) per share - diluted	$0.02	$(0.04)	$(0.02)	$(0.41)
Weighted average number of common shares outstanding - diluted	97,284,739	93,707,856	95,231,110	93,502,456

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

		Nine Months Ended
		September 30,
		2014	2013
Cash flows from operating activities:
Net loss		$(1,888)	$(38,718)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization		13,756	13,324
Share-based compensation		3,821	4,192
Amortization of debt issuance costs & discount		920	1,243
Loss on extinguishment of debt		4,821	23,822
Provision for doubtful accounts receivable and allowances, net of recoveries		556	2,844
Deferred income taxes		1,344	2,985
Realized loss on equity securities		-	645
Loss on acquisition settlement		-	1,345
Stock issued for lawsuit settlement		-	885
Gain on lawsuit settlement		-	(2,500)
Net change in assets and liabilities		6,699	1,842
Net cash provided by operating activities		30,029	11,909
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements		(1,638)	(1,658)
Purchased technology and capitalized software development		(3,439)	-
Proceeds from sale of equity investment		-	1,785
Change in restricted cash		183	60
Net cash (used in) provided by investing activities		(4,894)	187
Cash flows from financing activities:
Proceeds from debt issuance		231,251	252,450
Retirement of debt		(230,133)	(252,000)
Penalty for early extinguishment of debt		-	(16,863)
Debt issuance costs paid		(250)	(4,588)
Principal payments on term loan and notes payable		(11,530)	(6,646)
Proceeds from exercise of stock options and employee stock purchase plan		1,111	1,056
Principal payments on capital leases		(509)	(878)
Net cash used in financing activities		(10,060)	(27,469)
Effect of exchange rate changes on cash		(84)	(161)
Net increase (decrease) in cash and cash equivalents		14,991	(15,534)
Cash and cash equivalents, beginning of period (net of restricted cash)	(1)	19,337	35,062
Cash and cash equivalents, end of period (net of restricted cash)	(2)	$34,328	$19,528

(1)	Restricted cash of $392 and $813 as of December 31, 2013 and 2012, respectively.
(2)	Restricted cash of $209 and $753 as of September 30, 2014 and 2013, respectively.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income (loss) available to common shareholders of Merge	$1,728	$(4,105)	$(1,922)	$(38,690)
Acquisition-related costs	1	173	27	600
Debt extinguishment costs	-	-	4,821	23,822
Restructuring and other	-	2,054	-	3,856
Share-based compensation expense	1,215	697	3,821	3,998
Amortization of significant acquisition intangibles	2,247	2,506	6,741	7,519
Acquisition-related sales adjustments	174	412	609	1,155
Acquisition-related cost of sales adjustments	(19)	(38)	(119)	(154)
Adjusted net income	$5,346	$1,699	$13,978	$2,106
Depreciation and amortization	3,192	1,950	7,015	5,805
Net interest expense	4,445	4,001	12,790	16,957
Income tax expense (benefit)	886	(478)	1,542	3,249
Adjusted EBITDA	$13,869	$7,172	$35,325	$28,117

Adjusted net income per share - diluted	$0.05	$0.02	$0.14	$0.02
Adjusted EBITDA per share - diluted	$0.14	$0.07	$0.37	$0.29

Fully diluted shares (if net income)	97,284,739	95,730,488	96,554,058	95,345,059

	Pro Forma Three Months Ended September 30,		Pro Forma Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss) available to common shareholders of Merge	$1,883	$(3,731)	$(1,432)	$(37,689)
Acquisition-related costs	1	173	27	600
Debt extinguishment costs	-	-	4,821	23,822
Restructuring and other	-	2,054	-	3,856
Share-based compensation expense	1,215	697	3,821	3,998
Amortization of significant acquisition intangibles	2,247	2,506	6,741	7,519
Adjusted net income	$5,346	$1,699	$13,978	$2,106
Depreciation and amortization	3,192	1,950	7,015	5,805
Net interest expense	4,445	4,001	12,790	16,957
Income tax expense (benefit)	886	(478)	1,542	3,249
Adjusted EBITDA	$13,869	$7,172	$35,325	$28,117

Adjusted net income per share - diluted	$0.05	$0.02	$0.14	$0.02
Adjusted EBITDA per share - diluted	$0.14	$0.07	$0.37	$0.29

Fully diluted shares (if net income)	97,284,739	95,730,488	96,554,058	95,345,059

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF INCREASE (DECREASE) IN CASH TO CASH FROM BUSINESS OPERATIONS
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Increase (decrease) in cash	$10.7	$3.5	$14.8	$(15.6)
Cash paid for (received from):
Issuance of debt, net of OID of $3.7 and $2.5, respectively	-	-	(231.3)	(252.5)
Debt issuance costs	0.1	0.7	0.3	4.6
Retirement of debt, including prepayment penalty of $16.9 in 2013	-	-	230.1	268.9
Debt principal reduction	2.9	6.6	11.5	6.6
Interest paid, net	4.2	4.0	11.8	21.0
Restructuring initiatives	-	1.0	0.2	2.0
Acquisition related costs	-	0.6	-	0.8
Sale of investment	-	(1.8)	-	(1.8)
Proceeds from stock option exercises	(0.3)	(0.3)	(1.1)	(0.9)
Property and equipment purchases	(0.2)	0.8	1.6	1.7
Purchased technology	-	-	0.3	-
Cash from business operations	$17.4	$15.1	$38.2	$34.8